EXHIBIT 10.9

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of [________], 20[__] by MILLROSE PROPERTIES HOLDINGS, LLC, a Delaware limited liability company (“TRSCo”), in favor of MILLROSE PROPERTIES, Inc., a Maryland corporation (together with its successors and assigns, “Lender”).

RECITALS

A. Pursuant to the Note (defined below) and the Mortgage (defined below, together with the Note, as each may be amended, modified, supplemented or replaced from time to time, the “Loan Documents”), Borrower has agreed to repay Lender for certain current and future advances by Lender to Borrower and accrued interest on such advances (such advances and interest, the “Loan” and Borrower’s obligations to Lender under the Loan Documents, the “Indebtedness”).

B. Each Property LLC is the owner of certain parcels of real property more particularly described in the Loan Documents.

C. Each Property LLC was formed as a limited liability company, in the state set forth in further detail on Schedule 1, and is governed by the terms and provisions of that certain Limited Liability Company Agreement, as set forth in further detail on Schedule 1 (as amended, modified, supplemented or restated in accordance with the terms of the Loan Documents, the “Formation Agreement”).

D. TRSCo is the legal and beneficial owner of 100% of the issued and outstanding membership interests in each Property LLC.

F. Lender is unwilling to make the Loan unless TRSCo enters into this Agreement.

In consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Capitalized Terms. All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Documents and, for the purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Bankruptcy Code” means Title 11 of the United States Code, as amended, modified, succeeded or replaced, from time to time.

“Distributions” means all distributions (whether in cash or in kind) and all interest in respect of, and all proceeds of, any instrument or interest constituting part of the Pledged Collateral, of whatever kind or description, real or personal, whether in the ordinary course or in partial or total liquidation or dissolution, or any recapitalization, reclassification of capital, or reorganization or reduction of capital, or otherwise.

“Equity Interests” means all limited liability company membership interests or other equity interests of, and all other right, title and interest now owned or hereafter acquired by, TRSCo in and to the Property LLCs, including the interests described on Schedule 1 attached hereto.

“Event of Default” shall have the meaning ascribed thereto in the Loan Documents.

“General Intangibles” shall have the meaning ascribed thereto in Article 9 of the UCC.

“Mortgage” means those certain Mortgages dated as of the date hereof by and between by and between Lender and each Property LLC, as amended from time to time.

“No-Action Letters” means various No-Action Letters issued by the SEC staff as described in Section 10(b) below.

“Note” means that certain Promissory Note dated as of the date hereof, by TRSCo and each of the entities identified on Schedule I thereto (collectively, the “Property LLCs”, and, together with TRSCo, jointly and severally, the “Borrower”).

“Obligations” means TRSCo’s obligations provided in the Loan Documents to pay the Indebtedness payable to Lender in respect of the Loan thereunder, and to perform and observe all of the terms, covenants and provisions of each of the Loan Documents, including the payment of interest that, but for the commencement of a case under the Bankruptcy Code, would accrue on such Indebtedness.

“Pledged Collateral” means all of TRSCo’s right, title and interest, whether now owned or hereafter acquired, in, under and to (i) the Formation Agreement and the Equity Interests, including, without limitation, TRSCo’s share of the profits, losses and capital of the Property LLCs, and all claims, powers, privileges, benefits, options or rights of any nature whatsoever which currently exist or may be issued or granted by the Property LLCs to TRSCo, and all instruments, whether heretofore or hereafter acquired, evidencing such rights and interests, (ii) all Distributions, (iii) all General Intangibles relating to the foregoing, (iv) the proceeds (including claims against third parties), products and accessions of the foregoing, (v) all replacements and substitutions of the foregoing, (vi) all books and records (including computerized records, software and disks) relating to any of the foregoing, (vii) all other rights appurtenant to the property described in foregoing clauses (i) through (vi), and (viii) any stock certificates, share certificates, limited liability company certificates, partnership certificates or other certificates or instruments evidencing the foregoing.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as it may be amended from time to time.

“Securities Laws” means the Securities Act and applicable state securities laws.

“Security Interest” shall have the meaning ascribed thereto in Section 2 hereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2. Pledge. TRSCo hereby grants, pledges, hypothecates, transfers and assigns to Lender a first priority perfected, continuing security interest in and lien on the Pledged Collateral and in all proceeds thereof (the “Security Interest”) as collateral security for the prompt and complete repayment and performance when due (whether at the stated maturity or otherwise) of the Obligations. The first priority security interest of Lender in any of the Pledged Collateral that is not represented by a certificate shall be perfected by the filing of a financing statement or statements as hereinafter provided.

Section 3. Distributions. Except during the continuance of an Event of Default, TRSCo shall have the right to receive Distributions in respect of the Pledged Collateral. TRSCo hereby irrevocably authorizes and directs the Property LLCs, upon the occurrence and during the continuance of an Event of Default, to distribute, transfer, pay and deliver directly to Lender, and not to TRSCo, any and all Distributions at such time and in such manner as such Distributions would otherwise be distributed, transferred, paid, and delivered to TRSCo, for application in accordance with the Loan Documents. If, during the continuance of an Event of Default, TRSCo receives any Distributions, TRSCo shall accept the same as Lender’s agent and hold the same in trust on behalf of and for the benefit of Lender and shall promptly deliver the same forthwith to Lender for application in accordance with the Loan Documents, together with appropriate forms of assignment, UCC financing statements, and other appropriate instruments, if necessary, indicating the Security Interests of Lender in and to such Distribution. TRSCo authorizes and directs Lender to apply any Distributions received by Lender in repayment of interest and principal on the Loan in the manner described in the Loan Documents.

Section 4. Termination of Agreement. Immediately upon payment in full of all of the Obligations in accordance with the terms of the Loan Documents, this Agreement shall immediately cease, terminate and be of no further force or effect. Thereafter, upon the request of TRSCo and at TRSCo’s sole cost and expense, Lender shall deliver to TRSCo, without any representations, warranties or recourse of any kind whatsoever, such of the Pledged Collateral as then may be held or controlled by Lender hereunder, and execute and deliver to TRSCo such documents as TRSCo may reasonably request to evidence such termination, including, without limitation, UCC termination statements. Any Pledged Collateral released from the Lien of this Agreement and the Loan Documents in accordance therewith pursuant to this Section 4 shall, effective upon such release, no longer be deemed “Pledged Collateral” for any purpose under this Agreement or the Loan Documents. Lender agrees, at the request and sole cost and expense of TRSCo, to notify the Property LLCs and any other third party reasonably requested by TRSCo of such termination; provided that, if TRSCo shall arrange for repayment of the Obligations in their entirety by a third party, at TRSCo’s request and at its sole cost and expense, Lender shall assign the Note, this Agreement and the Loan Documents (to the extent requested by TRSCo) to such third party, without recourse, representation or warranty.

Section 5. Liability. The trustees, officers, directors, employees and agents of Lender shall have no personal liability under this Agreement and any obligation of Lender under this Agreement to TRSCo or the Property LLCs shall be satisfied solely from the assets of Lender.

Section 6. Rights of Lender.

(a) Lender shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor be under any obligation to take any action whatsoever with regard thereto. Any part or all of the Pledged Collateral held by Lender may, without notice, but only during an Event of Default, be transferred into the name of Lender or its nominee and Lender or its nominee may thereafter without notice, exercise all rights in respect of the Pledged Collateral, including the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options in respect of the Pledged Collateral, as if it were the absolute owner thereof, all without liability except to account for property actually received by Lender or its nominee; provided, however, that Lender or its nominee shall have no duty to exercise any of the foregoing actions, or any liability for failure to do so or delay in so doing.

(b) Except as otherwise expressly set forth in this Agreement, and except to the extent caused by Lender’s gross negligence, bad faith or willful misconduct, Lender shall have no liability to TRSCo with respect to the receipt and application by Lender of Distributions, the holding by Lender of any Pledged Collateral pursuant to and in accordance with this Agreement and the Loan Documents, or Lender’s taking, or failure to take, any action (including the obtaining of insurance) with respect to any Pledged Collateral.

(c) TRSCo hereby authorizes Lender in its absolute discretion, prior to the termination of this Agreement pursuant to Section 4 hereof, to file any and all financing and continuation statements in any jurisdiction or jurisdictions that Lender deems appropriate (including, without limitation, all initial financing statements and continuation statements), naming TRSCo as debtor, with respect to any of the Pledged Collateral (including such as may be necessary to renew, extend and continue the perfection of the Security Interest of Lender) without consent of or authentication by TRSCo and consents to a photocopy or other reproduction of this Agreement or of a financing statement being sufficient as a financing statement.

Section 7. Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender, without demand of performance or other demand, advertisement or notice of any kind (except as specified below or required by law) to or upon TRSCo or any other Person (all and each of which demands, advertisements and/or notices is hereby expressly waived to the extent permitted by applicable law), may, without obligation to resort to other security, and in addition to and not in limitation of any and all other remedies reserved to Lender hereunder or at law or in equity, forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at Lender’s offices or elsewhere upon such terms and conditions as it may reasonably deem advisable and at such prices as it may deem best with respect to its own interests, for cash or on credit or for future delivery without assumption of any credit risk, with the right to Lender upon any such sale or sales, public or private, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in TRSCo, which right or equity is hereby expressly waived and released to the extent permitted by law. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to proceed against the Pledged Collateral of TRSCo as it shall determine in its sole discretion. Lender shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold shall be retained by Lender until the sale price is paid by the purchaser or purchasers thereof, Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. To the extent permitted by law, TRSCo hereby waives all rights of marshaling the Pledged Collateral and any other security at any time held by Lender and any right of valuation or appraisal. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Pledged Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorney’s fees and legal expenses, to the payment in whole or in part, of the Obligations together with interest thereon at the Default Rate, and only after so applying such net proceeds and after the payment by Lender of any other amount required by any provision of law, including, without limitation, the UCC and any version of the Uniform Commercial Code in effect in any applicable jurisdiction, need Lender account for the surplus, if any, to TRSCo. TRSCo agrees that Lender need not give more than 10 Business Days’ notice of the time and place of any public sale or of the time and place if any private sale or other intended disposition is to take place, and that such notice is commercially reasonable notification of such matters. No notification need be given to TRSCo if it has, after default, signed a statement renouncing or modifying any right to notification of sale or other intended disposition. Lender’s rights and remedies hereunder are cumulative, at law or in equity, with any and all of Lender’s other rights in connection with the Loan, and Lender may exercise any of such rights or remedies in any order. In addition to the rights and remedies granted to it in this Agreement and any other instrument securing, evidencing or relating to any of the Obligations, Lender shall have all the rights and remedies of a secured party under the UCC, as if such rights and remedies were fully set forth herein, and any rights and remedies of a secured party under any version of the UCC in effect in any applicable jurisdiction in which such rights or remedies are sought to be enforced.

Section 8. Right to Become Member, Shareholder or Partner. In addition to the remedies set forth in Section 7 hereof, upon the occurrence and during the continuance of an Event of Default, Lender may, by delivering written notice to each Property LLC and TRSCo, after having acquired the right, title and interest of the Equity Interests, succeed, or designate one or more nominees(s) to succeed, to all right, title and interest of TRSCo (including, without limitation, the right, if any, to vote on or take any action with respect to each Property LLC) as a member, shareholder or partner of each applicable Property LLC, as applicable, relating to the Equity Interests acquired. TRSCo hereby irrevocably authorizes and directs each Property LLC on receipt of any such notice (i) to deem and treat Lender or its nominee in all respects as a member, shareholder or partner, as applicable (and not merely an assignee of a member, shareholder or partner, as applicable), of each applicable Property LLC entitled to exercise all the rights, powers and privileges (including the right to vote on or take any action with respect to any and all membership, shareholder or partnership matters, as applicable, pursuant to the Formation Agreement) to receive all Distributions, to be credited with the capital account and to have all other rights, powers and privileges appertaining to such membership, shareholder or partnership interests, as applicable, to which TRSCo would have been entitled had TRSCo’s membership, shareholder or partnership interests, as applicable, not been transferred to Lender or such nominee and (ii) to execute amendments to the Formation Agreement admitting Lender or such nominee as a member, shareholder or partner, as applicable, in place of TRSCo.

(a) Notwithstanding anything to the contrary contained herein, upon acquisition of any portion of the Pledged Collateral by Lender or any other Person through foreclosure or assignment in lieu of foreclosure, TRSCo shall not be required to make additional contributions or other payments to Property LLC.

Section 9. Representations of TRSCo. TRSCo hereby represents to Lender with respect to itself and the Pledged Collateral that:

(a) TRSCo is, a limited liability company organized solely under the laws of Delaware, has all requisite power and authority to execute, deliver and perform this Agreement and the Formation Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly authorized, executed and delivered by TRSCo, is the legal, valid and binding obligation of TRSCo, and is enforceable as to TRSCo in accordance with its terms, subject, however, to bankruptcy, insolvency and other rights of creditors generally and to general principles of equity.

(c) The execution, delivery, observance and performance by TRSCo of this Agreement and the transactions contemplated hereby will not result in any violation of the Formation Agreement or, to TRSCo’s knowledge, of any constitutional provision, law, statute, ordinance, rule or regulation applicable to it; or of any judgment, decree or order applicable to it and will not conflict with, or cause a breach of, or default under, any agreement to which TRSCo is a party or, except for the liens created or contemplated hereby, result in the creation of any mortgage lien, pledge, charge or encumbrance upon any of its properties or assets.

(d) It is not necessary for TRSCo to obtain or make any (i) governmental consent, approval or authorization, registration or filing from or with any governmental authorities or (ii) consent, approval, waiver or notification of partners, creditors, lessors or other nongovernmental persons, in each case, in connection with the execution and delivery of this Agreement or the consummation of the transactions herein presently contemplated which has not been filed or obtained.

(e) TRSCo is as of the date hereof (i) the sole economic, managing and voting member of each Property LLC, (ii) the owner of 100% of the membership interests in each Property LLC and (iii) the sole owner of all direct beneficial interests in the Pledged Collateral. TRSCo owns the Pledged Collateral, and the Pledged Collateral is free and clear of any lien, mortgage, encumbrance, charge, pledge, security interest, or claim of any kind (including, without limitation, any unconditional sale or other title retention agreement) other than as created by this Agreement.

(f) The Equity Interests have been duly authorized and validly issued and are fully paid and nonassessable.

(g) The Equity Interests constitute 100% of the interests in capital, profits, distributions, and management in the Property LLCs.

(h) Upon the filing of a UCC financing statement adequately describing the Pledged Collateral in the office of the Secretary of State of the state of Delaware, all steps necessary to create and perfect the security interest created by this Agreement as a valid and continuing first priority lien on, and first priority perfected security interest in, the Pledged Collateral, in favor of Lender, prior to all other liens, security interests and other claims of any sort whatsoever, have been taken. TRSCo has not granted a security interest in the Pledged Collateral to any other party, and the security interest granted pursuant to this Agreement in the Pledged Collateral constitutes a valid, perfected first priority security interest in the Pledged Collateral, enforceable as such against all creditors of, and purchasers from, TRSCo.

(i) TRSCo has not changed its name, or used, adopted or discontinued the use of any trade name, fictitious name or other trade name or trade style.

(j) TRSCo will not change its name in any manner which could make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-507(c) of the UCC (or any other then-applicable provision of the UCC) unless TRSCo shall have given Lender at least 10 Business Days’ prior notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change, if it is impossible to take such action in advance) necessary or reasonably requested by Lender to amend such financing statement or continuation statement so that it is not seriously misleading.

(k) TRSCo shall perform all of its obligations under the Formation Agreement and shall not amend the Formation Agreement in contravention of the Loan Documents or in any manner that would reduce or impede Lender’s rights or remedies hereunder.

Section 10. Foreclosure Sales of Securities.

(a) No Obligation to Register. In exercising its remedies hereunder, Lender may be unable to sell Equity Interests publicly without registering them under the Securities Laws, which would likely be an expensive and time-consuming undertaking and, in fact, one which might be impossible to accomplish even if Lender were willing to invest the necessary time and money. Even though Lender may be able to register Equity Interests under the Securities Laws, it may nonetheless regard such registration as too expensive or too time-consuming (such determination to be made in Lender’s sole discretion). If Lender sells Equity Interests without registration, Lender may be required to sell them only in private sales to a restricted group of offerees and purchasers who fulfill certain suitability standards and who will be obliged to agree, among other things, to acquire the Equity Interests for their own account for investment and not with a view to distributing or reselling them. TRSCo acknowledges that such a private sale may result in less favorable prices and other terms than a public sale. TRSCo agrees that a private sale, even under these restrictive conditions, will not be considered commercially unreasonable solely by virtue of the fact that Lender has not registered or sought to register the Equity Interests under the Securities Laws, even if TRSCo agrees to pay all costs of the registration process.

(b) Right of Lender to Purchase at No-Action Public Sale. TRSCo is aware that Section 9-610 of the UCC states that Lender is able to purchase the Equity Interests only if they are sold at a public sale. TRSCo is also aware that SEC staff personnel have, over a period of years, issued various No-Action Letters that describe procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Part 6 of Article 9 of the UCC, yet not public for purposes of Section 4(2) of the Securities Act. TRSCo is also aware that Lender may wish to purchase the Equity Interests that are sold at a foreclosure sale, and TRSCo believes that such purchases would be appropriate in circumstances in which the Equity Interests are sold in conformity with the principles set forth in the No-Action Letters. TRSCo specifically agrees that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a “public” sale for purposes of Section 9-610 of the UCC; (ii) will not be considered commercially unreasonable solely by virtue of the fact that Lender has not registered or sought to register the Equity Interests under the Securities Laws, even if TRSCo agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable even if Lender purchases Equity Interests at such a sale.

(c) General Standards Applicable to Foreclosure Sales. TRSCo agrees that Lender shall have no general duty or obligation to make any effort to obtain or pay any particular price for any Equity Interests sold by Lender pursuant to this Agreement (including sales made to Lender). Lender may, in its discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. TRSCo specifically agrees that a foreclosure sale conducted in conformity with this Section 10 will be considered commercially reasonable.

(d) Further Assurances. TRSCo shall use all reasonable efforts to do or cause to be done all such other acts and things (except that TRSCo shall not be obligated to register any Equity Interests under the Securities Laws) as may be reasonably necessary to make any sale or sales of Equity Interests valid and binding and in compliance with applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at TRSCo’s expense.

(e) Equitable Remedy. TRSCo agrees that a breach of any of the covenants contained in this Section 10 shall cause irreparable injury to Lender, and that Lender will have no adequate remedy at law in respect of such breach. As a consequence, TRSCo agrees that each and every covenant contained in this Section 10 shall be specifically enforceable against TRSCo.

Section 11. No Waiver of Rights by Lender. Nothing herein shall be deemed (a) to be a waiver of any right which Lender may have under the Bankruptcy Code or the bankruptcy laws of any state to file a claim for the then outstanding amount of the Loan or to require that all of the Pledged Collateral shall continue to secure all of the Obligations; (b) to impair the validity of the Loan Documents or any other document or instrument delivered to Lender in connection therewith; or (c) to impair the right of Lender to commence an action to foreclose any lien or security interest in connection with the exercise of its remedies hereunder. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 111l(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the indebtedness of the Loan and other amounts due under this Agreement, the Loan Documents or to require that all of the Pledged Collateral shall continue to secure the Obligations.

Section 12. Miscellaneous.

(a) Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, provided that TRSCo may not assign its obligations hereunder except as may be provided in, and in accordance with, the Loan Documents. All covenants and promises and agreements in this Agreement contained, by or on behalf of TRSCo, shall inure to the benefit of Lender and its successors and assigns.

(b) Governing Law.

(1) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY RULE OF LAW THAT WOULD MAKE THE LAWS OF ANOTHER STATE APPLICABLE TO THE INTERPRETATION OF THIS AGREEMENT.

(2) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. EACH OF TRSCO AND LENDER HEREBY (I) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (II) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c) Modification, Waiver in Writing. This Agreement may not be amended or waived, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, waiver, consent or approval is in writing signed by Lender and (in the case of amendments) TRSCo.

(d) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e) Offsets, Counterclaims and Defenses. All payments made by TRSCo hereunder shall be made irrespective of, and without any deduction for, any setoffs or counterclaims. TRSCo waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Agreement or the Obligations.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

(g) No Third-Party Beneficiaries. This Agreement is solely for the benefit of Lender and TRSCo, and nothing contained in this Agreement shall be deemed to confer upon anyone other than Lender and TRSCo any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.

(h) Further Assurances. TRSCo shall from time to time, at its expense, promptly execute and deliver (and/or cause to be executed and delivered) all further instruments and agreements, and take all further actions, that may be necessary or appropriate, or that Lender may reasonably request, in order to perfect or protect any assignment, pledge or security interest granted or purported to be granted hereby or to enable Lender to exercise or enforce its rights and remedies hereunder.

[Signature appears on the following page]

IN WITNESS WHEREOF, TRSCo has executed and delivered this Pledge and Security Agreement as of the date first above written.

TRSCO

MILLROSE PROPERTIES HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

LENDER

MILLROSE PROPERTIES, Inc., a Maryland corporation

By:
Name:
Title:

Pledge Agreement

Schedule 1

LIST OF EQUITY INTERESTS

Property LLC	State of Formation	Formation Documents	Equity Interests
Millrose Properties Alabama, LLC	Alabama	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties Arizona, LLC	Arizona	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties Arkansas, LLC	Arkansas	Operating Agreement, dated as of September 20, 2024	100 % of the Membership Interests

Millrose Properties California, LLC	California	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties Colorado, LLC	Colorado	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties Delaware, LLC	Delaware	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties Florida, LLC	Florida	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties Georgia, LLC	Georgia	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties Idaho, LLC	Idaho	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties Illinois, LLC	Illinois	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties Indiana, LLC	Indiana	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Property LLC	State of Formation	Formation Documents	Equity Interests

Millrose Properties Maryland, LLC	Maryland	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties Minnesota, LLC	Minnesota	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties Missouri, LLC	Missouri	Operating Agreement, dated as of September 23, 2024	100 % of the Membership Interests

Millrose Properties Nevada, LLC	Nevada	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties New Jersey, LLC	New Jersey	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties New York, LLC	New York	Operating Agreement, dated as of , 2024	100% of the Membership Interests

Millrose Properties North Carolina, LLC	North Carolina	Operating Agreement, dated as of March 12, 2024	100 % of the Membership Interests

Millrose Properties Oklahoma, LLC	Oklahoma	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

Millrose Properties Oregon, LLC	Oregon	Operating Agreement, dated as of March 6, 2024	100 % of the Membership Interests

Millrose Properties Pennsylvania, LLC	Pennsylvania	Operating Agreement, dated as of March 7, 2024	100 % of the Membership Interests

Millrose Properties South Carolina, LLC	South Carolina	Operating Agreement, dated as of March 6, 2024	100 % of the Membership Interests

Millrose Properties Tennessee, LLC	Tennessee	Operating Agreement, dated as of March 6, 2024	100 % of the Membership Interests

Millrose Properties Texas, LLC	Texas	Operating Agreement, dated as of March 6, 2024	100 % of the Membership Interests

2

Property LLC	State of Formation	Formation Documents	Equity Interests
Millrose Properties Utah, LLC	Utah	Operating Agreement, dated as of March 7, 2024	100 % of the Membership Interests

Millrose Properties Virginia, LLC	Virginia	Operating Agreement, dated as of March 6, 2024	100 % of the Membership Interests

Millrose Properties Washington LLC	Washington	Operating Agreement, dated as of March 14, 2024	100 % of the Membership Interests

Millrose Properties West Virginia, LLC	West Virginia	Operating Agreement, dated as of March 7, 2024	100 % of the Membership Interests

Millrose Properties Wisconsin, LLC	Wisconsin	Operating Agreement, dated as of March 5, 2024	100 % of the Membership Interests

3